UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

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CAPITAL GOLD CORPORATION
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CAPITAL GOLD CORPORATION

Capital Gold Merger With Gammon Gold

Investor Presentation

March 2011

Forward Looking Statements

Forward Looking Statements

Statements in this presentation and the statements of representatives and partners of Capital Gold related thereto, other than statements of historical information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. Investors are cautioned that forward-looking statements are inherently uncertain and subject to material risks. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, some of which are described below. Such forward-looking statements include comments regarding the future growth of the Company. Factors that could cause actual results to differ materially include the outcome of the stockholder vote related to Capital Gold's merger agreement with Gammon Gold, the outcome of the offer by Timmins Gold to acquire Capital Gold, including the consent solicitation by Timmins Gold to remove the Capital Gold's directors and replace them with directors chosen by Timmins Gold, timing of and unexpected events during construction, expansion and start-up; variations in ore grade, strip ratio, tonnes mined, crushed or milled; delay or failure to receive board, regulatory or government approvals; the availability of adequate water supplies; mining or processing issues, and fluctuations in gold price and costs. Many of these factors are beyond the Company's control. There can be no assurance that future developments affecting the Company will be those anticipated by management. Any forecasts contained in this presentation constitute management's current estimates, as of the date of this presentation, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update events related to the merger with Gammon Gold or the offer by Timmins Gold or these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this presentation represent management's estimate as of any date other than the date of this presentation. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), copies of which are available from the SEC or may be obtained upon request from the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Additional Information

Capital Gold Corporation filed a definitive proxy statement with the SEC on February 18, 2011 in connection with the Special Meeting of Stockholders to be held on March 18, 2011 and mailed the definitive proxy statement and a WHITE proxy card to stockholders and additional soliciting materials. CGC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting. The Company's stockholders are strongly advised to read CGC's proxy statement as it contains important information. Stockholders may obtain an additional copy of CGC's definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC's website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at www.capitalgoldcorp.com. In addition, copies of the Company's proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of CGC's stockholders is available in CGC's definitive proxy statement filed with SEC on February 11, 2011.

Cautionary Note to US Investors Concerning Estimates of Measured, Indicated and Inferred Resources

This presentation uses the terms "Measured", "Indicated" and "Inferred" Resources. U.S. investors are advised that while such terms are recognized and required by Canadian regulations, the Securities and Exchange Commission does not recognize them. "Inferred Resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Resources may not form the basis of feasibility or other economic studies. U.S. investors are cautioned not to assume that all or any part of Measured or Indicated Resources will ever be converted into reserves. U.S. investors are also cautioned not to assume that all or any part of an Inferred Resource exists, or is economically or legally mineable.

Overview

CGC CAPITAL GOLD CORPORATION

Gammon Gold Corp. ("Gammon") has agreed to acquire Capital Gold Corp. ("CGC") in a transaction valued at ~US$351M as of March 4, 2011

- The Gammon/CGC transaction is the result of a lengthy and extensive evaluation of strategic alternatives
  - Contacted 11 parties as part of a thorough M&A process
  - Process and diligence efforts supported by highly capable and experienced legal, financial, and technical advisors
  - Fairness opinion provided by independent financial advisor
  - Gammon transaction unanimously supported by Board and Management of CGC
- CGC's board believes that the Gammon deal is the best deal available to CGC stockholders
- Contrary to Timmins Gold Corp's ("Timmins") assertions, CGC has taken the Timmins proposal very seriously but has consistently determined that the Gammon deal is superior
  - CGC Board does not believe that CGC stockholders should be subjected to the risk associated with the Timmins proposal

CGC's share price could drop significantly if the Gammon deal is not approved – due not only to the premium, but also to Gammon's strong share price performance since announcement

Overview of CGC

- CGC is a junior gold producer focused on its 100% owned El Chanate mine in Mexico
- Currently producing low cost gold from its El Chanate mine
  - Production of 65k to 70k gold oz in 2010-2011
  - Anticipated production of 85,000 gold oz by 2013
  - Fiscal year-to-date cash costs of US$476/oz of gold production
  - El Chanate has a 10+ year mine life with a 1.5 mm gold oz reserve base
- Reserve potential
  - Reserve and resource expansion through exploration of significant land package
  - Exploration at Saric (100% owned) and Nayarit Gold (100% owned) projects

Reasons for Process

CAPITAL GOLD CORPORATION

- CGC's Board of Directors decided to pursue a sale of the company to protect stockholder interests due to a number of concerns:
  - Significant capital requirements associated with El Chanate and Orion mine projects
  - Lack of experience in underground mining (Orion)
  - Financial and operational advantages of being part of a larger organization
- CGC's Board of Directors, after considering a number of alternatives, believes that the synergies from merging with a larger mining company would alleviate these concerns and best protect and maximize value for CGC stockholders

Summary of Transaction Terms

CGC CAPITAL GOLD CORPORATION

Consideration	• 0.5209 Gammon common shares and US$0.79 for each CGC common share
Offer Value	• **US$4.57** per CGC share based on Gammon's closing share price on the NYSE on September 24, 2010 (Value as at March 4, 2011 of **US$5.47**) • **30%** premium at announcement and a **56%** premium as at March 4, 2011 based on 20-day VWAP (1) • Transaction value of **US$351 M**(2) as at March 4, 2011 (US$288 M as at September 24, 2010)
Other Terms	• Unanimously supported deal • Fairness opinion by independent financial advisor • Customary break-fee (US$10.3 M), non-solicitation and right-to-match
Transaction Approvals	• Approval by holders of 50% plus one of CGC shares • All required regulatory approvals received
Clear Path to Completion	• Record Date: February 14 • Proxy materials mailed starting February 17 • CGC stockholder vote scheduled for March 18 with prompt closing thereafter.

(1) Based on CGC trading on the NYSE AMEX during the last 20 days trading prior to September 24, 2010.
(2) Based on CGC fully diluted in the money shares outstanding of 64 M.

Benefits to CGC Stockholders

CGC CAPITAL GOLD CORPORATION

- **Attractive premium**
  - As at March 4, 2011, the Gammon transaction is trading at a premium to the Timmins proposal
  - 30% premium at announcement and a 56% premium as at March 4, 2011 based on 20-day VWAP (1)
  - Includes a meaningful cash component
- **Participation in a well-funded, high quality, growing gold producer**
  - CGC stockholders will own approximately 22% of pro forma Gammon
  - Improved corporate profile, including research coverage and trading liquidity
  - Strong balance sheet
  - Participation in Gammon's continued production growth and upside through prospective exploration opportunities
  - Share in the benefits of synergies to be gained from Mexican projects
  - Ability to develop El Chanate and Orion projects without need to raise capital and dilute stockholder value
- **Complementary operating expertise**
  - Strong and dedicated management with outstanding knowledge and operating expertise in Mexico
  - Significant technical and financial resources to help optimize on-going development

(1) Based on CGC trading on the NYSE AMEX during the last 20 days trading prior to September 24, 2010.

Positive Reaction to Gammon Transaction

CGC CAPITAL GOLD CORPORATION

- Strong Gammon performance following deal announcement has been to the benefit of CGC stockholders
  - Operational Performance, El Cubo Resolution, Reserves Announcement, Exploration Success
  - Highly levered to 50%+ rise in silver price
  - Gammon's performance supports the CGC Board's view on relative value

Relative Stock Price Performance Since September 24, 2010



43.4%
23.8%
20.7%
20.0%
9.3%
5.6%
1.6%
0.9%
(0.9%)
CGC
Gammon
Lake Shore
Timmins
Gold Spot
Alamos
Minefinders
Aurizon
S&P/TSX Gold Index

Gammon's share price has increased significantly since announcement of the transaction

Extensive M&A Process

CGC
CAPITAL GOLD
CORPORATION

- **CGC conducted extensive M&A process to achieve superior outcome for CGC stockholders:**
  - As part of overall strategic review, CGC Board designated special M&A committee comprised of independent directors to oversee sale process
  - Engaged Cormark Securities, as financial advisor, due to its experienced team, focus on junior mining sector and its role in over $10 billion in M&A transactions
  - Engaged Ballard Spahr to act as special counsel to the M&A committee
  - Engaged Stifel Nicolaus to provide an opinion as to the fairness of the consideration to be paid by Gammon to CGC stockholders

Extensive M&A Process

CGC
CAPITAL GOLD CORPORATION

- **CGC's unwavering commitment to fiduciary duties:**
  - Sale process determined the best transaction reasonably available to CGC stockholders
  - Process consisted of eleven potential merger partners with four taking next step in providing merger proposals
  - Three companies executed confidentiality agreements and conducted due diligence; the lone exception was Timmins
  - Timmins submitted essentially the same proposal four times; CGC Board seriously considered and evaluated its proposal each time
    - Review included financial advisor, company counsel and special committee counsel

Extensive M&A Process

CGC CAPITAL GOLD CORPORATION

- After the fourth proposal was submitted, based solely upon the stock price of Timmins and the representation that Timmins had the cash to pay the costs associated with a transaction with CGC including the termination fee required by the Gammon agreement, the CGC Board determined that the Timmins proposal was reasonably likely to lead to a superior proposal to the Gammon transaction, but comprehensive due diligence would be required to determine whether the Timmins proposal was in fact superior
  - Based upon the due diligence information provided by Timmins and the due diligence process that was permitted by Timmins, the CGC Board again determined that the Timmins proposal did not constitute a superior proposal to the Gammon transaction
  - Despite CGC's repeated efforts to conduct comprehensive due diligence, Timmins was uncooperative and failed to respond to specific due diligence questions and requests for data that focused upon CGC's concerns with respect to a merger with Timmins. In addition, Timmins failed to substantiate its representation that it had the cash to pay the costs associated with a merger with CGC

- CGC Board, each time, with the advice from CGC's financial advisor Cormark, determined that the Timmins proposal did not constitute a superior proposal under the Gammon merger agreement

Roadmap to Completion

CGC CAPITAL GOLD CORPORATION

- **Timeline**
  - Record date was set at February 14
  - Distribution of proxy materials commenced on February 17
  - Stockholder vote scheduled for March 18
  - Close transaction before the end of March
- **No additional regulatory approvals required**
  - Approval from Mexican anti-trust commission – Received
  - Hart-Scott-Rodino approval – Received
- **Need CGC stockholder approval**

Require vote in favor from 50% plus one of CGC stockholders

Timmins' Attempt to Take Control of CGC

CGC
CAPITAL GOLD
CORPORATION

- Timmins' consent solicitation seeks to replace the entire board of CGC
- CGC's Board urges stockholders to disregard the disruptive and self-serving consent solicitation by Timmins to take control of the Company
- According to its own materials, none of Timmins' nominees have any experience running a mining company
  - The Timmins slate consists exclusively of candidates with experience limited to real estate and finance
- There is no guarantee that, even if the Timmins solicitation is successful, its deal, or any other, will be consummated
- The Timmins nominees offer no plan for running Capital Gold and maximizing stockholder value
- The CGC Board has conducted a comprehensive, methodical and thoughtful process to maximize the value for all stockholders

Timmins' Proposal is Not Good for Stockholders

CGC
CAPITAL GOLD CORPORATION

- Liquidity Concerns
  - Timmins would need to raise cash to complete the transaction
  - According to the due diligence provided by Timmins, it does not have sufficient cash to pay costs associated with a transaction with CGC, without risk to the future day-to-day operations of a combined entity
  - Break fee is in line with market precedents
  - Timmins would need to raise an estimated $95 million this year to complete the transaction and deliver on capital requirements of both companies
  - Timmins' historical trading liquidity is significantly lower than Gammon's, inhibiting stockholders ability to trade out of consideration, should they choose
- Valuation Concerns
  - According to sell side analysts, Timmins is trading at a materially higher multiple to NAV and resource base than Gammon, limiting re-rating potential
- Tax Implications
  - Timmins offer will be fully taxable to US investors
  - Since there is no cash component to the Timmins offer, this may require that CGC's taxable US investors sell Timmins shares to cover tax liabilities arising out of a Timmins/CGC merger

Timmins' Proposal is Not Good for Stockholders

CGC CAPITAL GOLD CORPORATION

- Operational Concerns
  - Timmins' principal asset, the San Francisco Mine in Mexico, is in its initial start-up phase and has yet to reach the operating goals set forth in a November 2010 technical report provided to Timmins by mining consultant Micon(1)
  - CGC has concerns with respect to:
    1. the short mine life;
    2. the variance in the life of mine grade disclosed and the actual grade that has been mined to date and what impact that has on the mine life;
    3. the variance in projected life of mine cash costs and the costs that have been published to date and what impact this will have on future cash flows and valuations; and
    4. ultimate leach recovery not reaching the life of mine expectation of 70%

- Concerns Regarding Timmins Management Depth
  - Lack of a full time chief financial officer
  - Apparent lack of appropriate internal financial controls
    - Timmins has had material financial restatements in each of the past two consecutive quarters
  - Timmins' inability to respond to CGC's due diligence requests in a timely and complete manner

(1) Source: Timmins Gold Corp. NI 43-101 F1 Technical Report dated November 30, 2010.

Timmins' Proposal is Not Good for Stockholders

CGC CAPITAL GOLD CORPORATION

- Weak Lockups with Stockholders
  - Timmins announced it has a lockup agreement with one stockholder, and support agreements with two other stockholders
    - Timmins has repeatedly refused to provide CGC with copies of these agreements or to make them publicly available
  - CGC believes that these agreements may be "soft", one such agreement may be cancelled at any time
    - CGC also notes that some of these stockholders may have conflicting motivations in supporting the Timmins transaction

- Transaction Risk/Timeline Risk
  - Timmins' offer is highly conditional (Timmins stockholder approval, exchange listing , due diligence and regulatory approval)
    - If these conditions are not met, then Timmins would not be able to consummate its offer
  - If the Gammon offer is not successful, there is no guarantee that the Timmins offer will be completed
  - If Timmins' consent solicitation to take control of CGC's board is successful, there is no guarantee that the Timmins offer will be consummated
    - CGC holders may be left with their shares and an entirely new board with no experience operating a mining company
    - The Timmins offer has not commenced and may never commence

Timmins' Misrepresentations -
Setting the Record Straight

CGC
CAPITAL GOLD CORPORATION

Timmins is attempting to take complete control of CGC and block the Gammon transaction that has greater value and less risk than its proposal, and is doing so by making misleading and false statements:

- *Timmins states that the CGC Board allowed Gammon to have a 6 month headstart in the negotiations*

  THE TRUTH IS: CGC commenced its market check process when presented with an acquisition proposal from Gammon

- *Timmins wants CGC stockholders to believe that CGC rejected Timmins' attempts to meet and have meaningful dialogue*

  THE TRUTH IS: CGC accommodated every one of Timmins' meeting requests and seriously evaluated its proposal four times. Timmins has had the same access to the M&A Committee as any other company. In fact, on January 6, 2011, the M&A Committee and Cormark met with Timmins because it was considered that Timmins' bid could lead to a superior proposal. Based upon the due diligence that CGC and its advisors were allowed to complete, this was then determined not to be the case. CGC would have pursued further dialogue if it determined that a merger with Timmins was the best deal reasonably available to CGC stockholders

- *Timmins tells CGC stockholders that its offer is superior to the Gammon offer*

  THE TRUTH IS: At current trading levels, the Gammon offer has a higher value than the Timmins offer, has less risk, can be consummated sooner and does not have adverse material tax consequences to U.S. holders

Timmins' Misrepresentations -
Setting the Record Straight

CGC
CAPITAL GOLD CORPORATION

- *Timmins asserts that the Gammon transaction includes many "off market" terms, including the termination fee*

  THE TRUTH IS: The termination fee in the Gammon agreement is customary

- *Timmins is telling CGC stockholders that the board ran a "flawed process"*

  THE TRUTH IS: The GCG board did not make this decision without carefully considering the input and advice of independent advisors:

  - CGC hired Cormark to run the process as an independent advisor with tremendous experience in this space. Cormark's analysis contributed to CGC's decision to reject the Gammon proposal on four different occasions
  - CGC had a fairness opinion issued that supported the Gammon transaction
  - CGC obtained extensive legal advice from independent sources to advise CGC with respect to the process and the requirements of Delaware law designed to obtain the best value for the shareholders of Capital Gold

- *Timmins represents itself as a concerned stockholder of CGC*

  THE TRUTH IS: Timmins owns 1,000 shares that it purchased recently. Timmins is attempting to hijack the process by putting a new board in place that has no mining experience whatsoever in order to halt the Gammon transaction

  - Timmins does not have a fiduciary obligation to find the best deal reasonably available to the CGC stockholders, and is attempting to force a deal with CGC that is in fact inferior to the Gammon transaction
  - Timmins actions are not in the best interests of CGD stockolders

Timmins' Misrepresentations -
Setting the Record Straight

CGC
CAPITAL GOLD
CORPORATION

- *Timmins asserts that CGC failed to declare Timmins' proposal superior in January 2011 and trigger Gammon matching rights to force Gammon to increase its bid, even though the value of the Timmins proposal exceeded the value of the Gammon offer by more than $1.00 per share*

THE TRUTH IS: While the Timmins proposal represented a US$0.98 premium to the Gammon transaction, stock price alone cannot be determinative of a superior proposal. On March 4, 2011, the Gammon transaction was superior to the Timmins proposal

  - Based upon the stock price at that time and Timmins' representation that it had the cash to pay the costs associated with a transaction with CGC, the CGC Board determined that the Timmins proposal was *reasonably likely to lead to a superior proposal*. While the CGC Board made such determination, it had material concerns with respect to Timmins as a viable merger partner
  - As such, CGC made repeated efforts to conduct due diligence which was critical to its determination of whether the Timmins proposal was in fact superior. Timmins failed to respond to specific due diligence questions and requests presented by CGC, even though CGC clearly advised Timmins that responses were essential to the CGC Board's determination. The CGC Board's determination to reject the Timmins proposal on four separate occasions was made with the advice of its legal and financial advisors. CGC was provided with a fairness opinion that supported the Gammon transaction

Comparison to Timmins Proposal

CGC CAPITAL GOLD CORPORATION

	TIMMINS GOLD CORP	Gammon Gold Inc.
Proposals	2.27 TMM Shares	0.5209 GAM Share + US$0.79
Transaction Status	Offer not commenced	Merger agreement signed Proxy solicitation commenced
Consideration	All Stock	Stock and Cash
% of Basic Shares Issued	107%	24%
Average Daily Trading Value (US$ MM)	$1	$18
Shares Issued as # of Days Trade	178 Days	14 Days
Capital Board / Management Support	✗ No	✓ Yes
Acquirer Vote Required – Execution Risk	✗ Vote required	✓ Vote not required
Subject to Due Diligence	✗ Yes	✓ No
Timing / SEC Clearance Process	✗ F-4 not yet effective at SEC	✓ SEC has declared F-4 Effective
Substantial (Multi-Year) Operating Expertise	✗ No	✓ Yes
Cash Balance	US$4 MM	US$113 MM[1]
Analyst Coverage	6 Analysts	13 Analysts
Gold Hedging	✗ Yes	✓ No

Source: Company disclosure and analyst estimates.

[1] Gammon Gold press release, January 9, 2011

Summary / Conclusion

- Thorough M&A process
- Unanimous board recommendation in favor of Gammon deal
- Gammon Gold offers superior value and lower risk of deal certainty and timing
- CGC board considered Timmins proposal on four occasions
- Timmins' consent solicitation to take full control of CGC board is self-serving and potentially detrimental to CGC holders

Appendix

Gammon's Value Proposition

CGC CAPITAL GOLD CORPORATION

	TIMMINS GOLD CORP	Gammon Gold Inc.	Value Proposition
Market Cap (US$ MM)	US$349	US$1,269	GAM market cap ~3x Timmins market cap
P/NAV(1)	1.00x	0.87x	GAM has much greater upside and trades at lower valuation than Timmins; therefore better re-rating potential; Timmins trades at a significantly higher multiple
EV/Au Eq Resources (2)(3) (US$/oz)	$302	$152	
Au Eq Reserves (MM oz) (3)	0.8	2.7	GAM has ~6x Timmins resource
Au Eq Resources (MM oz) (2)(3)	1.2	8.0	
2011 Au Eq Production (k oz) (1)	77	257	GAM has meaningful Au Eq production
Ag Reserves (MM oz)	0	71	GAM has significant exposure to silver; exceptional leverage to silver prices
Ag Resources (MM oz) (2)	0	209	
2011 Ag Production (MM oz) (1)	0	5.2	
2011 Au Cash Costs (US$/oz) (1)(4)	US$654/oz	US$454/oz	GAM has lowest cash costs of its peer group
Net Cash (US$ MM) (5)	(US$11)	US$90	GAM has significant net cash; Timmins has net debt

Source: Bloomberg, analyst estimates and company disclosure.
(1) Based on street consensus estimates.
(2) Resources inclusive of reserves.
(3) LT price assumptions: Au – US$1,000/oz; Ag – US$15/oz.
(4) Calculated on a Au Eq basis.
(5) Includes cash from ITM securities.

Pro Forma Positioning

CGC CAPITAL GOLD CORPORATION

Market Capitalization (US$ MM)[1]



Market Capitalization (US$ MM)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,726
$2,100
$1,553
$1,255
$1,209
$1,070
$713
$360
$355
$351
$349
ANV
AGI
AM PF
GAM
ARZ
MFL
MM PF
P
TMM
CGC
BRD

Au Eq Resources (MM oz)



Au Eq Resources (MM oz)
25.0
20.0
15.0
10.0
5.0
0.0
20.9
11.7
10.0
8.1
8.0
7.8
7.2
6.1
3.3
2.1
1.2
ANV
MFL
AM PF
AGI
GAM
BRD
ARZ
P
MM PF
CGC
TMM

2011 Annualized Production (k oz)[2]



2011 Production (000's oz)
400
300
200
100
0
328
257
188
169
148
134
130
119
97
77
71
AM PF
GAM
AGI
ARZ
MMPF
ANV
MFL
P
BRD
TMM
CGC

P / NAV [2]



Price / NAVPS
1.6x
1.4x
1.2x
1.0x
0.8x
0.6x
0.4x
0.2x
0.0x
Average 1.0x
1.4x
1.2x
1.2x
1.1x
1.0x
1.0x
0.9x
0.9x
0.9x
0.9x
0.6x
AGI
ANV
ARZ
CGC
MM PF
TMM
AM PF
BRD
GAM
MFL
P

Source: Bloomberg, analyst estimates and company disclosure.
(1) Market capitalization as at March 4, 2011
(2) Based on street consensus estimates.

Re-Rating Potential With Gammon

CGC CAPITAL GOLD CORPORATION

Re-Rating Analysis

(in C$ per share, except where noted)

Price / 2011 Cash Flow		
Pro Forma 2011 CFPS	*(US$/shr)*	$1.13
Current Trading Multiple		7.9x
Potential Re-Rated Multiple		12.0x
Implied GAM Share Price		***$13.23***
Price / NAV		
Pro Forma NAV [1]		$9.64
Current Trading Multiple		0.86x
Potential Re-Rated Multiple		1.00x
Implied GAM Share Price		***$9.64***
EV / 2011 Production		
Pro Forma 2011 Production [2]	*(oz)*	328,250
Current Trading Multiple	*(US$/oz)*	$4,606
Potential Re-Rated Multiple	*(US$/oz)*	$6,000
Implied GAM Share Price		***$11.25***
Re-Rating Potential		
Range of Values		$9.64 - $13.23
Average Value "Target"		$11.37
Target Price for CGC Shareholder @ 0.5209 Ratio		***$6.69***

Potential Returns to CGC Stockholders



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Value to CGC Shareholder
$5.27
$0.03
$1.39
$6.69
$1.42
$5.27
27% Total Return
Current Price
Premium
Re-Rating
Total

Source: Bloomberg, analyst estimates and company disclosure.
(1) Gammon NAV based on consensus estimates. CGC NAV based on company disclosure.
(2) All production estimates are done on a Au Eq basis.

Re-Rating Potential With Timmins

CGC CAPITAL GOLD CORPORATION

Re-Rating Analysis

(in C$ per share, except where noted)

Price / 2011 Cash Flow		
Pro Forma 2011 CFPS	*(US$/sh)*	$0.31
Current Trading Multiple		7.9x
Potential Re-Rated Multiple		10.0x
Implied TMM Share Price		***$2.97***
Price / NAV		
Pro Forma NAV [1]		$2.26
Current Trading Multiple		1.03x
Potential Re-Rated Multiple		1.00x
Implied TMM Share Price		***$2.26***
EV / 2011 Production		
Pro Forma 2011 Production	*(oz)*	147,761
Current Trading Multiple	*(US$/oz)*	$3,698
Potential Re-Rated Multiple	*(US$/oz)*	$6,000
Implied TMM Share Price		***$2.98***
Re-Rating Potential		
Range of Values		$2.26 - $2.98
Average Value "Target"		$2.74
Target Price for CGC Shareholder @ 2.27 Ratio		***$6.21***

Potential Returns to CGC Stockholders



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Value to CGC Shareholder
$5.27
$0.04
$0.90
$6.21
$0.94
$5.27
18% Total Return
Current Price
Premium
Re-Rating
Total

Source: Bloomberg, analyst estimates and company disclosure.
(1) Timmins NAV based on consensus estimates. CGC NAV based on company disclosure.